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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE:

            DATATRAK ACQUIRES THE MOST COMPLETE ECLINICAL PLATFORM IN
                          THE CLINICAL TRIALS INDUSTRY

     The $18 million acquisition of ClickFind significantly increases customer base and provides the most advanced and extensive eClinical technology platform in the market

     CLEVELAND, Ohio, and BRYAN, Texas, February 13, 2006...DATATRAK International, Inc. (Nasdaq: "DATA"), a technology company focused on global eClinical solutions for the clinical trials industry, today reported it has entered into an Agreement to acquire the outstanding stock of ClickFind, Inc., of Bryan, Texas, a privately-held company focused on the provision of integrated technology solutions for clinical trials. The transaction provides for a total consideration of $18 million inclusive of $4 million each of cash and three-year notes and 1,026,522 restricted shares of DATATRAK common stock priced at $9.25 per share. According to the Purchase Agreement, the sellers' stock will remain restricted for 12 months.

     The acquisition of the expansive and integrated software architecture of ClickFind, Inc. immediately fulfills DATATRAK's strategy of being able to provide its customers with the broadest multi-component eClinical capability in the clinical trials market. This innovative product suite will be branded as DATATRAK eClinical. This broad-based architecture is flexible enough to support electronic- or paper-based clinical trials and also contains functionalities supporting: Electronic Data Capture (EDC); traditional Data Management activities; Interactive Voice Response Systems (IVRS); Voice and Web Randomization; Medical Coding; Clinical Trial Management Systems (CTMS); Core Laboratory Digitized Electrocardiograms and Image Processing; Drug Inventory Management; Electronic Patient-recorded Outcomes (ePRO); Workgroup Collaboration and Workflow Management Platforms; and the end-to-end multilingual capabilities including double-byte characters, such as Kanji languages, to fully support the Japanese, Chinese and Korean markets. Several of these capabilities will introduce new revenue lines for DATATRAK, in addition to those currently associated with the Company's core business of traditional EDC products and services.

     DATATRAK will be able to leverage its current global deployment experience in 55 countries to allow for expansion of the former ClickFind product suite into a worldwide scope. Over the past five years, ClickFind's product suite has been used in 83 clinical trials in 19 countries involving 35,000 patients at more than 1,600 research sites. These additions, together with DATATRAK's extensive experience, lead to a combined total for both companies of more than 230 clinical trials involving data collection in more than 100,000 patients at approximately 10,000 research sites worldwide.

     ClickFind is bringing 15 new clinical trial sponsor clients and relationships with 10 Contract Research Organizations to DATATRAK. The active number of ongoing clinical trials with the combined companies is now approximately 100. The combined client base of both companies currently totals approximately 47, providing an attractive nucleus of potential from which to grow.

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     As DATATRAK moves into 2006 and 2007, the Company expects the ClickFind acquisition to be additive to earnings. The 2005 Audited Financials of ClickFind, Inc. demonstrated revenue of $1.4 million and a net income of $288,000.

     DATATRAK will continue to support its DATATRAK EDC(R) Version 4.0 technology and delivery platform until all current clinical trials that are utilizing that product suite are completed. New clinical trials can still be initiated with Version 4.0 or, if these customers wish to receive the benefits of the multi-component platform, they can start new trials with DATATRAK eClinical. There will be no migration of trials using Version 4.0 over to the new eClinical platform, as they exist on different architectures.

     Jim Bob Ward, President and CEO of ClickFind will become Vice President of eClinical Development for DATATRAK.

     "We are excited about the international presence, industry leadership and public market benefits that the merger with DATATRAK brings," stated Mr. Ward. "The enhanced technology resources and global support infrastructure of the combined company will enable us to provide the most comprehensive and advanced eClinical research solutions in the life sciences market today. Our new product and service offering extends beyond EDC to address the additional activities required to bring new products to market in a timely and cost efficient manner."

     "DATATRAK currently provides the superior and most proven standalone EDC product and service in the worldwide clinical trials market that carries a significant value proposition of efficiency, patient-safety enhancements and cost-savings to our clients," stated Dr. Jeffrey A. Green, President and Chief Executive Officer of DATATRAK International, Inc. "This opinion is objectively supported with evidence from nine of our customers who have left two other leading and larger technology providers and landed with DATATRAK. However, this product suite does not contain the full range of components from an eClinical perspective. Our advancement into a complete eClinical suite of capabilities has been an internal strategic direction of DATATRAK for the past several years. As this global clinical trial market transitions from manual methods to technology-enabled processes, our vision is that more complete functionalities will be required by our customers. Preferably, these functionalities need to exist in one architecture and be available with a single service provider in order to make contracting simpler for our clients."

     Green continued, "Given this strategy, our current status and our desire to remain a leader in this expanding market, DATATRAK was faced with the classic 'build versus buy' scenario. We elected to buy and offer an entire eClinical platform immediately instead of taking longer, missing market opportunities and consuming capital from building each component internally. The eClinical market will be larger than the EDC market alone and we want to seize this opportunity. In a complementary fashion, ClickFind has teamed up with the most experienced company in this industry that can provide the resources, global scope and infrastructure that is necessary for their growth. The combination produces a single Company with the richest history in successfully delivering global clinical trials and the most complete and modern architecture for an integrated eClinical solution housed within a single corporation. Our collective competitive advantages have been solidified for years to come."

     THE COMPANY WILL HOLD A CONFERENCE CALL MONDAY, FEBRUARY 13, 2006 AT 8:15 A.M. EST IN ORDER TO PRESENT FOURTH QUARTER AND 2005 FINANCIAL RESULTS AND TO DISCUSS THE DETAILS OF THIS ACQUISITION. TO PARTICIPATE IN THE CALL, PARTICIPANTS ARE

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ASKED TO DIAL 719-457-2692 A FEW MINUTES BEFORE 8:15 A.M. EST ON MONDAY,
FEBRUARY 13, 2006. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE AT APPROXIMATELY 11:15 A.M. EST ON FEBRUARY 13, 2006, AND WILL RUN UNTIL 1:00 A.M. EST ON FEBRUARY 22, 2006. THE REPLAY CAN BE ACCESSED BY DIALING 719-457-0820. THE ACCESS CODE FOR BOTH THE CONFERENCE CALL AND THE REPLAY IS 6213314.

     DATATRAK International, Inc. is a worldwide technology company focused on the provision of multi-component eClinical solutions and related services for the clinical trials industry. The Company delivers a complete portfolio of software products that were created in order to accelerate clinical research data from investigative sites to clinical trial sponsors and ultimately the FDA, faster and more efficiently than conventional, manual methods. DATATRAK's software suite can be deployed worldwide through an ASP offering or in a licensed Technology Transfer model that fully empowers its clients. The DATATRAK software suite and its earlier versions have successfully supported hundreds of international clinical trials involving thousands of clinical research sites and encompassing tens of thousands of patients in 56 countries. DATATRAK International, Inc.'s product suite has been utilized in some aspect of the clinical development of 14 separate drugs that have received regulatory approval from either the United States Food and Drug Administration or counterpart European bodies. DATATRAK International, Inc. has offices located in Cleveland, Ohio, Bonn, Germany, and Bryan, Texas. Its common stock is listed on the NASDAQ stock Market under the ticker symbol "DATA". Visit the DATATRAK International, Inc. web site at www.datatrak.net.

     Except for the historical information contained in this press release, the statements made in this release are forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include the ability of the Company to absorb corporate overhead and other fixed costs in order to successfully market the DATATRAK EDC(R) software; the development and fluctuations in the market for EDC technology; the degree of the Company's success in obtaining new contracts; the timing of payments from customers and the timing of clinical trial sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials; governmental regulation; the early stage of the Company's EDC business and operations; and general economic conditions. In addition, the Company's success depends on the outcome of various strategic initiatives it has undertaken, all of which are based on assumptions made by the Company concerning trends in the clinical research market and the health care industry.

CONTACT:

Jeffrey A. Green, Pharm.D., FCP
President and Chief Executive Officer
DATATRAK International, Inc.
440/443-0082 x112

Terry C. Black
Chief Financial Officer
DATATRAK International, Inc.
440/443-0082 x110

Neal Feagans
Investor Relations
Feagans Consulting, Inc
303-449-1184